SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 8, 2008

priceline.com Incorporated
(Exact name of registrant as specified in its charter)

Delaware	0-25581	06-1528493
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Connecticut Avenue, Norwalk, Connecticut		06854
(Address of principal office)		(zip code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.              Results of Operations and Financial Conditions

On May 8, 2008, priceline.com announced its financial results for the 1st quarter ended March 31, 2008.  A copy of priceline.com’s consolidated balance sheet at March 31, 2008 and consolidated statement of operations for the three months ended March 31, 2008 are included in the financial and statistical supplement attached to the press release attached as Exhibit 99.1 to this Current Report on Form 8-K.  The consolidated balance sheet at March 31, 2008 and consolidated statement of operations for the three months ended March 31, 2008 shall be treated as “filed” for purposes of the Securities Exchange Act of 1934, as amended.

Item 7.01.              Regulation FD Disclosure

(A)          1st quarter earnings announcement

On May 8, 2008, priceline.com announced its financial results for the 1st quarter ended March 31, 2008.  A copy of priceline.com’s press release announcing these financial results and certain other information is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The company noted that its 1st quarter 2008 over-performance versus the company’s prior gross travel bookings and pro forma net income forecast in February 2008 was primarily attributable to the favorable impact of currency exchange rates, better than expected on-line marketing efficiencies and better than expected performance from the company’s domestic services.

With respect to 2nd quarter 2008 guidance, the company noted that it expected domestic gross travel bookings to grow approximately 50% over the same period in the prior year.  Priceline.com announced that it expected consolidated advertising expenses of approximately $90   to $95 million in the 2nd quarter 2008 and expected approximately 90% of that amount to be spent “on-line.”  Priceline.com estimated that sales and marketing expenses in the 2nd quarter 2008 would be between $18 and $19 million.  Priceline.com stated that it estimated that personnel costs, excluding stock-based compensation expense, would be approximately $30 to $32 million in the 2nd quarter 2008.  With respect to 2nd quarter 2008, priceline.com stated it estimated that general and administrative expenses would be approximately $12 to $13 million, information technology expenses would be approximately $5.5 to $6.0 million, and depreciation and amortization expenses, excluding acquisition related amortization, would be approximately $4.1 million.  Priceline.com said it expected an aggregate benefit of approximately $1.0 million in the 2nd quarter 2008 associated with “net” interest income, foreign exchange hedging income, equity in income of Priceline Mortgage and minority interest expense.  Priceline.com estimated that it would have cash income tax expense of approximately $16 million in the 2nd quarter 2008 comprised of additional income taxes in Europe and alternative minimum tax in the United States.

With respect to its 2008 guidance, the company noted that its guidance was based on current observed trends in the business and not on an assumption that these trends will deteriorate in future months due to any economic downturn.  The company cautioned, however, that it was possible that the on-line travel category and the company could suffer beyond effects observed to date if economic conditions worsened.  The company noted that it was forecasting for the remainder of the 2nd quarter 2008 and full-year 2008 a diminishment in the company’s on-line advertising efficiencies on a year-over-year basis.  The company also noted that its forecasts assumed, among other things, that gross travel bookings growth rates would decrease on a quarterly sequential basis in the 3rd and 4th quarters of 2008, that the Euro/U.S. Dollar exchange rate would be 1.54 U.S. dollars per Euro, that the average daily rates for the company’s domestic hotel service would continue to grow at approximately two to three percent year-over-year and that the average daily rates for the company’s international hotel service would be roughly equivalent with 2007.  The company cautioned that if economic pressures impacted, among other things, hotel unit sales, hotel average daily rates or the value of the Euro relative to the U.S. Dollar, the company’s forecasts could be at significant risk.

The company noted that its “pro forma” financial guidance was based upon a “pro forma” diluted share count of approximately 50.2 million shares (which includes a calculation of the assumed economic dilutive impact of all of the company’s outstanding convertible notes and stock options, net of the favorable economic impact of the hedges associated with the company’s outstanding convertible notes), which is based on the company’s May 7, 2008 closing stock price of $122.03.

(B)           Promotion of Kees Koolen

On May 8, 2008, priceline.com announced the promotion of Kees Koolen, 42, to Chief Executive Officer of Booking.com B.V., which is priceline.com’s principal international business unit.  Mr. Koolen will report to priceline.com’s President and Chief Executive Officer, Jeffery H. Boyd.  The promotion will be effective September 1, 2008.  Attached as Exhibit 99.2 is a copy of the press release issued by priceline.com on May 8, 2008.

The information set forth above in this Item 7.01 (A) and (B) and in the attached press releases contain forward-looking statements relating to priceline.com’s performance during 2008.  Readers are cautioned not to place undue reliance on forward-looking statements.  All forward-looking statements are based upon information available to priceline.com on the date this report was submitted.  Priceline.com undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.  A more thorough discussion of certain factors which may affect priceline.com’s operating results is included in priceline.com’s recent filings with the Securities and Exchange Commission and will be included in priceline.com’s Quarterly Report on Form 10-Q for the three months ended March 31, 2008 to be filed with the Securities and Exchange Commission on or about May 9, 2008.  The information set forth above is qualified in its entirety by reference to the press releases (which includes a financial and statistical supplement and information about forward-looking statements), a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information in this Item 7.01 (including Exhibit 99.1 hereto and the accompanying financial and statistical supplement and related information and Exhibit 99.2) shall not be treated as “filed” for purposes of the Securities Exchange Act of 1934, as amended.

Item 9.01.              Financial Statements and Exhibits

(c) Exhibits

99.1

Press release (which includes a financial and statistical supplement and related information) issued by priceline.com Incorporated on May 8, 2008 relating to, among other things, its 1st quarter ended March 31, 2008 earnings. The consolidated balance sheet at March 31, 2008 and consolidated statement of operations for the three ended March 31, 2008 shall be treated as “filed” for the purposes of the Securities and Exchange Act of 1934, as amended, and the remaining information shall be treated as “furnished.”

99.2	Press release announcing promotion of Kees Koolen as Chief Executive Officer of Booking.com B.V. effective September 1, 2008.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRICELINE.COM INCORPORATED

By:	/s/ Jeffery H. Boyd
	Name:	Jeffery H. Boyd
	Title:	President and Chief Executive Officer

Date:  May 9, 2008

EXHIBIT INDEX

Exhibit No.	Description

99.1

Press release (which includes a financial and statistical supplement and related information) issued by priceline.com Incorporated on May 8, 2008 relating to, among other things, its 1st quarter ended March 31, 2008 earnings. The consolidated balance sheet at March 31, 2008 and consolidated statement of operations for the three months ended March 31, 2008 shall be treated as “filed” for the purposes of the Securities and Exchange Act of 1934, as amended, and the remaining information shall be treated as “furnished.”

99.2	Press release announcing promotion of Kees Koolen as Chief Executive Officer of Booking.com B.V. effective September 1, 2008.